For fiscal period ending (b) October 31, 1995
File number 811-6416


                                SUB-ITEM 77Q1

                        INVESTMENT ADVISORY
AGREEMENT

          THIS INVESTMENT ADVISORY AGREEMENT,
dated as of November 1, 1995, by and between DUFF & PHELPS UTILITIES TAX-FREE INCOME INC. (the
"Fund"), a Maryland corporation, and DUFF &
PHELPS INVESTMENT MANAGEMENT CO. (the "Adviser"), an Illinois corporation;

          In consideration of the mutual promises
and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

          1.  Retention of Adviser by Fund

          The Fund hereby employs the Adviser to
act as the investment adviser for, and to manage the invest-ment and reinvestment of assets of, the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer its affairs to the extent requested by, and subject to the review and supervision of, the Board of Directors of the Fund for the period and upon the terms set forth herein. The investment of funds shall be subject to all applicable restrictions of applicable laws and of the Charter and By-laws of the Fund, each as amended, and resolutions of the Board of Directors of the Fund as may from time to time be in force and delivered or made available to the Adviser.

          2.  Adviser's Acceptance of Employment;
Duties and Obligations of the Adviser.

          The Adviser agrees, all as more fully
set forth herein, to act as investment adviser to the Fund with respect to the investment of the Fund's assets and to supervise and arrange the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

               (a)  Subject to the succeeding
provisions of this section and subject to the direction and control of the Fund's Board of Directors, the Adviser shall: (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; (iii) supply investment re-search and portfolio management of the Fund; (iv) furnish offices and necessary facilities and equipment to the
Fund; (v) render periodic reports to the Board of Directors; (vi) permit any of its officers or employees to serve without compensation as director or officer of the Fund if so elected; and (vii) arrange, subject to the provisions of Section 3 herein, for the purchase and sale of securities and other assets held in the investment portfolio of the
Fund.

               (b)  In the performance of its
duties under this Agreement, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company
Act of 1940, as amended (the "1940 Act"), and of any rules or regulations in force thereunder; (ii) any other appli-cable provision of law; (iii) the provisions of the Charter and By-Laws of the Fund, as such documents are amended from time to time; (iv) the investment objective and policies of the Fund as set forth in its Registration
Statement on Form N-2 (File Nos. 33-42963 and 811-
06416); and (v) any policies and determinations of the Board of Directors of the Fund.

               (c)   The Adviser will bear all
costs and  expenses of its officers and employees
and any
overhead   incurred in connection with its duties
hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Fund who are affiliated persons (as defined in the 1940 Act) of the Adviser except that the Board of Directors of the Fund may approve reimbursement to the Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (other than the provision of investment advice) of all personnel employed by the Adviser who devote substantial time to Fund operations or the operations of other investment companies advised by the Adviser.

               (d)   The Adviser shall give the
Fund the benefit of its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

               (e)  The Adviser shall be deemed to
be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

               (f)  Nothing in this Agreement
shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

          3.  Portfolio Transaction and Brokerage

          The Adviser is authorized, for the
purchase and sale of the Fund's portfolio securities, to employ such securities dealers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund's portfolio transactions to brokers and dealers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund.

          4.  Compensation of the Adviser

               (a)  The Fund agrees to pay to the
Adviser and the Adviser agrees to accept as compensation for services and facilities described herein, a fee computed and payable monthly in an amount equal to an annualized rate of .50% of the Fund's average weekly managed net assets (which for purposes of determining such fee shall mean the average weekly value of the Fund (as determined from time to time pursuant to resolutions of the Board of Directors) minus the sum of liabilities other than the aggregate amount of any borrowing undertaken by the Fund). The liquidation preference of the Preferred Stock is not considered a liability of the Fund. The net asset value of the Fund shall be calculated as of 5:00 P.M. Eastern time or as of such other time or times as the
Directors may determine in accordance with the provisions of applicable law and of the Charter and By-Laws of the Fund and with resolutions of the Board of Directors as from time to time in force. The net asset value for each weekly period is determined by averaging the net assets at the end of a week with the net assets at the end of the prior week. For purposes of the foregoing, the end of a week shall mean the last business day of such week. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

               (b)  In addition to the fee of the
Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided above. The Adviser shall not be required to pay, and the Fund shall assume and pay, the charges and expenses of its operations, including (i) compensation of those non-interested persons of the Adviser; (ii) charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent; (iii) costs of acquiring and disposing of portfolio securities; (iv) costs of listing shares on the New York Stock Ex-change or other exchange interest; (v) costs on obligations incurred by the Fund; (vi) costs of share certificates;
(vii) costs of membership dues in the Investment
Company Institute or any similar organization;
(viii) costs of
reports and notices to stockholders; (ix) costs of registering shares of the Fund under the federal securities laws;
(x) miscellaneous expenses; and (xi) all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise.
The Fund shall
not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser.
The Adviser shall
arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the
Fund, as directors, officers or agents to the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

          5.  Interested Persons

          Subject to applicable statutes and
regulations, it is understood that Directors, officers, stockholders and agents of the Fund are or may be interested in the Adviser as directors, officers, stockholders, agents or other-wise and that the directors, officers, shareholders and agents of the Adviser may be interested in the Fund as
Directors, officers, shareholders, agents or otherwise.

          6.  Liability

          The Adviser shall not be liable for any
error of judgment or of law, or of any loss suffered by the
Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful mis-feasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          7.  Indemnity

               (a)  The Fund hereby agrees to
indemnify the Adviser and each of the Adviser's directors, officers, employees, agents, associates and controlling persons and the directors, officers, employees and agents thereof (including any individual who serves at the Adviser's request as director, officer, partner or the like of another corporation) (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this
Section 7 or
thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and, furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful; provided, however, that (i) no indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders for any expense of such indemnitee arising by reason of (A) willful misfeasance, (B) bad faith, (C) gross negligence or (D) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (A) through (D) being sometimes referred to herein as "disabling conduct"); (ii) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee; and (iii) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Fund.

               (b)  The Fund shall make advance
payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that he is entitled to such indemnification and if the Directors of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide a security for his undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum consisting of Directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding
("Disinterested Non-Party
Directors") or an independent legal counsel in a written opinion shall determine, based on a review of readily avail-able facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

               (c)  All determinations with
respect to indemnification hereunder shall be made
(i) by a final
decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct, or (ii) in the absence of such a decision, by (A) a majority vote of a quorum of the Disinterested Non-Party Directors of the Fund, or (B) if such a quorum is not obtainable or even if obtainable if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be autho-rized and shall be made in accordance with the immediately preceding clause (ii) above.

               The rights accruing to any
indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

          8.  Duration and Termination

               (a)  This Agreement shall become
effective on the date hereof and shall remain in full force until the second anniversary of the date hereof unless sooner terminated as hereinafter provided.
This Agreement
shall continue in effect from year to year thereafter, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the 1940 Act, as amended.

               (b)  This Agreement shall be
submitted to the holders of shares of the Fund for approval at the first meeting of shareholders and shall automatically terminate if not approved by a majority of the shares of the Fund present and entitled to vote at such meeting. This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated by the Adviser at any time without penalty upon giving the
Fund sixty days written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty days notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the
Fund's outstanding Common Stock and Preferred
Shares, voting together as a single class, accompanied by appropriate notice. This Agreement may be terminated at any time without the payment of any penalty and without advance notice by the Board of Directors or by vote of a majority of the outstanding shares of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

          9.  Notices

          Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

          10.  Severability

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          11.  Governing Law

          This Agreement shall be construed in
accordance with the laws of the State of New York for con-tracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

          12.  Use of Name "Duff & Phelps"

          Pursuant to an agreement between the
Adviser and Duff & Phelps Corporation, on behalf of Duff
& Phelps Corporation, the Adviser hereby consents to the use by the Fund of the identifying words or names "Duff
& Phelps" or "D&P" in the name of the Fund. Such consent is conditioned upon the employment of the Adviser, its successors or any affiliate thereof, as investment adviser. If at any time the Fund ceases to employ the Adviser, any affiliate or successor as investment adviser or distributor of the Fund, the Adviser may require the Fund to cease using the words or name "Duff & Phelps" or "D&P" in the name of the Fund as promptly as practicable.
As between the Fund and the Adviser, the Adviser
(on behalf of Duff & Phelps Corporation) retains the right to control the use of the name of the Fund insofar as such name contains "Duff & Phelps" or "D&P". The identifying words or names "Duff & Phelps" or "D&P" may be used from time to time in other connections and for other purposes by the Adviser or affiliated entities.
          IN WITNESS WHEREOF, the parties hereto
have caused this Investment Advisory Agreement to be executed by their duly authorized officers and their respective seals to be hereunto affixed, all as of the day and the year first above written.


                         DUFF & PHELPS UTILITIES TAX-FREE
INCOME INC.

[SEAL]


                         By: ______________________________
                           Name:
                           Title:



                         DUFF & PHELPS INVESTMENT
                           MANAGEMENT CO.


[SEAL]

                         By: ______________________________
                           Name:
                           Title: